                                                                     Exhibit 4.3


                  11 3/8% Series B Senior Discount Note due 2009

     No.  G-1                                                       $108,467,780

     CUSIP No.  36169L AA 2

                              GFSI HOLDINGS, INC.


     promises to pay to    Cede & Co.

     or registered assigns,

     the principal sum of One Hundred Eight Million, Four Hundred Sixty Seven Thousand, Seven Hundred Eighty and xx/100 Dollars

     on September 15, 2009.

     Interest Payment Dates:   March 15 and September 15

     Record Dates:             March 1 and September 1

                                             Dated: _____________, 1997

                                             GFSI HOLDINGS, INC.

                                             By: ____________________________
                                                 Name: A. Richard Caputo, Jr.
                                                 Title: Vice President

Trustee's Certificate of Authentication
Dated: ____________, 1997


This is one of the
Notes referred to in the
within-mentioned Indenture:


STATE STREET BANK AND TRUST COMPANY,
as Trustee

By: ___________________________________
        (Authorized Signatory)

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Senior Discount Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company shall act as the Depository until a successor shall be appointed by Holdings and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


     FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $487.20, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $512.80, THE ISSUE DATE IS SEPTEMBER 17, 1997 AND THE YIELD TO MATURITY IS 11 3/8% PER ANNUM.

     Additional provisions of this Senior Discount Note are set forth on the other side of this Senior Discount Note.

                                (Back of Note)


                  11 3/8% SERIES A SENIOR DISCOUNT NOTES DUE 2009

     1. Interest. No interest will accrue on the Notes until September 15, 2004, but the Accreted Value (as defined in the Indenture) will accrete (representing the amortization of original issue discount) between the date of original issuance and such date, on a semi-annual basis using a 360-day year of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount of the Notes on September 15, 2004. GFSI Holdings, Inc. ("Holdings") promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 11 3/8% per annum from September 15, 2004 until maturity. Interest if any, will be payable semiannually in cash in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from September 15, 2004; provided that the first Interest Payment Date shall be March 15, 2005. Holdings shall pay interest on overdue principal and premium, if any, from time to time on demand at the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. Holdings will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date for the next Interest Payment Date even if such Notes are canceled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. Holdings will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Holdings will pay principal, premium, if any, and interest by wire transfer of immediately available funds by 11 a.m. New York City time to the accounts specified by the Holders or, if no such account is specified, by mailing a check to each such Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, and interest on all Global Notes.

     3. Paying Agent and Registrar. State Street Bank and Trust Company (the "Trustee") will initially act as the Paying Agent and Registrar. Holdings may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

     4. Indenture. Holdings issued the Notes under an Indenture, dated as of September 17, 1997 (the "Indenture"), among Holdings and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured senior obligations of Holdings.

     5. Optional Redemption. (a) Except as described in paragraph 5(b) below, the Notes may not be redeemed at the option of Holdings prior to March 15, 1998. During the twelve-month period beginning September 15 of the years indicated below, the Notes will be redeemable at the option of Holdings, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices (expressed as percentages of the Accreted Value for all redemption dates prior to September 15, 2004 and of the principal amount for all redemption dates including September 15, 2004 and thereafter) set forth below, plus any accrued and unpaid interest to the date of redemption:


     Year                                              Percentage
     ----                                              ----------
     2002.............................................. 105.688%
     2003.............................................. 103.792%
     2004.............................................. 101.986%
     2005 and thereafter............................... 100.000%

     (b) Notwithstanding the foregoing, on or after March 15, 1998 and prior to September 15, 2002, Holdings may (but shall not have the obligation to) redeem, in whole or in part, the outstanding Notes at a redemption price in cash equal to 105.688% of the Accreted Value (determined at the date of redemption) thereof, with the net proceeds of one or more Equity Offerings of Holdings or Holdings; provided, that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. In addition, upon the occurrence of a Change of Control on or after March 15, 1998 and prior to September 15, 2002, Holdings, at its option, may redeem, in whole or in part, the outstanding Notes at a redemption price in cash equal to 105.688% of the Accreted Value (determined at the date of redemption) thereof. Holdings shall give not less than 30 and not more than 60 days' notice of such redemption within 30 days following a Change of Control.

     6. Mandatory Redemption. Subject to Holdings' obligation to make an offer to purchase Notes under certain circumstances pursuant to Sections 4.13 and 4.14 of the Indenture (as described in paragraph 7 below), Holdings is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes.

     7. Mandatory Offers to Purchase Notes. (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Notes shall have the right to require Holdings to purchase all or any part (equal to $500 or an integral multiple thereof) of such Holder's Notes pursuant to an offer (a "Change of Control Offer") at a purchase price in cash equal to 100% of the Accreted Value (determined at the date of redemption) thereof (if such Offer is prior to September 15, 2004) to the date of purchase, or 100% of the aggregate principal amount thereof (if such Offer is on or after September 15, 2004), plus any accrued and unpaid interest to the date of purchase.

     (b) If Holdings or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, Holdings will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price equal to 100% of the Accreted Value (determined at the date of redemption) thereof to the date of purchase (if such date of purchase is prior to September 15, 2004), or 100% of the principal amount of the Notes (if such date of purchase is on or after September 15, 2004), plus any accrued and unpaid interest to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of the Indenture.

     (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

     (d) Holdings shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by Holdings to repurchase the Notes as a result of a Change of Control or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $500 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $500 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption by another corporation of Holdings' obligations to Holders in the event of a merger or consolidation of Holdings in which Holdings is not the surviving corporation or a sale of substantially all of Holdings' assets to such other corporation; comply with the SEC's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; provide for additional Guarantees with respect to the Notes; or, make any change that does not materially adversely affect any Holder's rights under the Indenture.

     12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on the Notes; default in payment of principal of, or premium, if any, on the

Notes; failure by Holdings for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Notes; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; certain final judgments that remain undischarged; and certain events of bankruptcy or insolvency involving Holdings or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes may declare all the Notes to be immediately due and payable in an amount equal to the principal of, premium, if any, and any accrued and unpaid interest on such Notes; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and any accrued and unpaid interest on the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. Holdings must furnish an annual compliance certificate to the Trustee.

     13. Trustee Dealings with Holdings. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or any Affiliate, and may otherwise deal with Holdings or any Affiliate, as if it were not Trustee.

     14. No Recourse Against Others. No officer, employee, director, stockholder or Subsidiary of Holdings shall have any liability for any Obligations of Holdings under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of Holdings' Obligations under the Notes. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the SEC is of the view that such a waiver is against public policy.

     15. Successor Substituted. Upon the consolidation or merger by Holdings with or into another corporation, or upon the sale, lease, conveyance or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not Holdings) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of Holdings under the Indenture with the same effect as if such surviving or other corporation had been named as Holdings in the Indenture.

     16. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.


     Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Request may be made to:

                              GFSI Holdings, Inc.
                             9700 Commerce Parkway
                             Lenexa, Kansas  66219
                        Attention:  director of finance
                          Telecopier:  (913) 752-3336

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:




                 (Insert assignee's soc. sec. or tax I.D. no.)






             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                                   as agent to transfer this Note on the books
of Holdings. The agent may substitute another to act for him.



Date:                         Your

Signature:__________________________

                                    (Sign exactly as your name appears on the other side of this Note)


Signature must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee:_____________________________

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Note purchased by Holdings pursuant to Section
4.13 of the Indenture, check the box: [ ]

     If you elect to have this Note purchased by Holdings pursuant to Section
4.14 of the Indenture, check the box: [ ]

     If you elect to have only part of this Note purchased by Holdings pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $500 only):

$



Date:                         Your
Signature:___________________________________
                                             (Sign exactly as your name appears
                                              on the other side of this Note)

Signature must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee:_________________________

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

     The following exchanges of a part of this Global Note for Definitive Notes have been made:



                                                                              Principal Amount of this         Signature of
                         Amount of decrease in      Amount of increase in           Global Note           authorized officer of
                        Principal Amount of this     Principal Amount of      following such decrease        Trustee or Note
  Date of Exchange            Global Note             this Global Note             (or increase)                Custodian
  ----------------      ------------------------    ---------------------     -----------------------     ---------------------
